SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                              Fleet Capital Trust I
                           Fleet Financial Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                           04-3337370
         Rhode Island                                         05-0341324
-----------------------------------------                   --------------------
 (State of Incorporation or Organization)                     (I.R.S. Employer
                                                             Identification No.)

     c/o Fleet Financial Group, Inc.
One Federal Street, Boston, Massachusetts                          02110
------------------------------------------                  --------------------
(Address of Principal Executive Offices)                         (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so Registered                             each class is to be registered
-------------------                             ------------------------------

8.00% Trust Originated                          New York Stock Exchange, Inc.
Preferred Securities issued by
Fleet Capital Trust I

Preferred Securities Guarantee by
Fleet Financial Group, Inc.                     New York Stock Exchange, Inc.


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

          Incorporated by reference herein is the description of the 8.00% Trust Originated Preferred Securities and the Preferred Securities Guarantee provided in the Registrant's Registration Statement filed pursuant to the Securities Act of 1933 on Form S-4 (File No. 333-16001) (the "Registration Statement"), as filed by the Registrant and Fleet Financial Group, Inc. with the Securities and Exchange Commission (the "Commission") on November 13, 1996, as amended by Amendment No. 1 and Amendment No. 2 thereto filed with the Commission on December 17, 1996 and December 24, 1996, respectively, under the caption labeled "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee," respectively. A definitive copy of the Prospectus dated December 30, 1996 was filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and is incorporated by reference herein. ("Trust Originated Preferred Securities" is a service mark of Merrill Lynch & Co.)

ITEM 2.   Exhibits.
          ---------

     1. Certificate of Trust of Fleet Capital Trust I (incorporated by reference to Exhibit 4(b)(i) to Registration Statement on Form S-3 (File No. 333-15435) (the "Form S-3 Registration Statement)).

     2. Declaration of Trust of Fleet Capital Trust I (incorporated by reference to Exhibit 4(b)(i) of the Form S-3 Registration Statement).

     3. Form of Amended and Restated Declaration of Trust of Fleet Capital Trust I (incorporated by reference to Exhibit 4(c) to the Registration Statement).

     4. Form of Preferred Security (incorporated by reference to Exhibit A-1 to Exhibit 4(c) to the Registration Statement).

     5.   Form of Preferred Securities  Guarantee  (incorporated by reference to
          Exhibit 4(h) to the Registration Statement).

     6. Indenture between Fleet Financial Group, Inc. and The First National Bank of Chicago, as trustee (incorporated by reference to Exhibit 4(d) to the Form S-3 Registration Statement).

     7. Form of Second Supplemental Indenture to be used in connection with the issuance of 8.00% Junior Subordinated Deferrable Interest Debentures due 2027 (incorporated by reference to Exhibit 4(e) to the Registration Statement).

     8. Form of 8.00% Junior Subordinated Deferrable Interest Debentures due 2027 (included in Exhibit 7).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 FLEET CAPITAL TRUST I


                                                 By:/s/ John R. Rodehorst
                                                    ----------------------------
                                                        John R. Rodehorst
                                                        Regular Trustee


                                                  FLEET FINANCIAL GROUP, INC.


Date: January 29, 1997                            By:/s/ John R. Rodehorst
      ----------------                               ---------------------------
                                                         John R. Rodehorst
                                                         Assistant Treasurer

                                                              January 30, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

       RE:  Fleet Financial Group, Inc.
            Registration Statement on Form 8-A

Ladies and Gentlemen:

         The undersigned hereby respectfully requests that the above captioned Registration Statement become effective immediately or as soon thereafter as practicable.

                                                     Very truly yours,

                                                     FLEET CAPITAL TRUST I


                                                     By:/s/ John R. Rodehorst
                                                        ------------------------
                                                            John R. Rodehorst
                                                            Regular Trustee


                                                     FLEET FINANCIAL GROUP, INC.


                                                     By:/s/ John R. Rodehorst
                                                        ------------------------
                                                            John R. Rodehorst
                                                            Assistant Treasurer